Exhibit 10.2

AMENDMENT NO. 1

This Amendment No. 1 and Consent, dated as of November 21, 2008 (this “Amendment”), to that certain Credit Agreement, dated as of August 7, 2007 (the “Credit Agreement”), among ALLISON TRANSMISSION HOLDINGS, INC. (formerly known as Clutch Holdings, Inc.), a Delaware corporation (“Holdings”), ALLISON TRANSMISSION, INC. (formerly known as Clutch Operating Company, Inc.), a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), CITICORP NORTH AMERICA, INC., as Administrative Agent, LEHMAN BROTHERS COMMERCIAL BANK and MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as Syndication Agents, SUMITOMO MITSUI BANKING CORPORATION, as Documentation Agent and Co-Arranger and CITIGROUP GLOBAL MARKETS INC., LEHMAN BROTHERS INC. and MERRILL LYNCH & CO., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as Joint Lead Arrangers and Joint Bookrunners, is entered into among Holdings, the Borrower, the Administrative Agent and the Lenders party hereto. Capitalized terms used herein but not defined herein are used as defined in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, the Borrower, Holdings, the Administrative Agent, the Lenders and other parties thereto are parties to the Credit Agreement;

WHEREAS, the Borrower desires to have the ability to make certain Discounted Voluntary Prepayments (as defined below); and

WHEREAS, in connection with such contemplated Discounted Voluntary Prepayments, the Borrower has requested that certain amendments be made to the Credit Agreement as set forth herein;

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and other good and valuable consideration, the adequacy and receipt of which is hereby acknowledged, and in reliance upon the representations, warranties and covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. AMENDMENTS TO THE CREDIT AGREEMENT.

Effective as of the First Amendment Effective Date (as defined in Section 2 below) and subject to the satisfaction (or due waiver) of the conditions set forth in Section 3 (Conditions Precedent) hereof, the Credit Agreement is hereby amended as follows:

1.1 The definition of “Available Amount” in Section 1.1 (Defined Terms) of the Credit Agreement is hereby amended by adding the words “or any Equity Issuance the proceeds of which are used to make a Discounted Voluntary Prepayment” at the end of clause (b) thereto.

1.2 The definition of “Consolidated Net Income” in Section 1.1 (Defined Terms) of the Credit Agreement is hereby amended by adding the following parenthetical after “(A) Indebtedness”:

(including as the result of any Discounted Voluntary Prepayment)

1.3 The definition of “Excess Cash Flow” in Section 1.1 (Defined Terms) of the Credit Agreement is hereby amended by adding the following parenthetical after the words “other than the optional prepayments of the Term Loans” in clause (b)(iii) thereof:

(including any Discounted Voluntary Prepayments)

1.4 Section 1.1 of the Credit Agreement is hereby amended by adding the following new definitions (in correct alphabetical order):

“Acceptable Discount”: as defined in Section 2.11(b)(ii).

“Acceptance Date”: as defined in Section 2.11(b)(i).

“Applicable Discount”: as defined in Section 2.11(b)(ii).

“Discount Range”: as defined in Section 2.11(b)(i).

“Discounted Prepayment Option Notice”: as defined in Section 2.11(b)(i).

“Discounted Voluntary Prepayment”: as defined in Section 2.11(b)(i).

“Discounted Voluntary Prepayment Notice”: as defined in Section 2.11(b)(iii).

“First Amendment Effective Date”: as defined in Amendment No. 1, dated as of November 21, 2008, among Holdings, the Borrower, the Administrative Agent and the Lenders.

“Lender Participation Notice”: as defined in Section 2.11(b)(ii).

“Offered Loans”: as defined in Section 2.11(b)(ii).

“Proposed Discounted Prepayment Amount”: as defined in Section 2.11(b)(i).

“Qualifying Term Loans”: as defined in Section 2.11(b)(iii).

1.5 Section 2.3 (Repayment of Term Loans) of the Credit Agreement is hereby amended by replacing the parenthetical therein with the following:

(as adjusted to reflect any prepayments thereof (other than any Discounted Voluntary Prepayment))

1.6 Section 2.11 (Optional Prepayments) of the Credit Agreement is hereby amended by (i) adding an “(a)” at the beginning thereof and (ii) adding the following clause (b):

(b) (i) Notwithstanding anything to the contrary in Section 2.11(a) above, the Borrower may at any time and from time to time prepay Term Loans (each, a “Discounted Voluntary Prepayment”) during the period commencing on the First Amendment Effective Date and ending on the Term Maturity Date pursuant to the procedures described in this Section 2.11(b). In connection with any Discounted Voluntary Prepayment, the Borrower will provide written notice to the Administrative Agent (each, a “Discounted Prepayment Option Notice”) that the Borrower desires to prepay Term Loans with proceeds in an aggregate amount specified by the Borrower (each, a “Proposed Discounted Prepayment Amount”), which amount shall be not less than $10,000,000 in the aggregate in each case at a discount as specified below; provided that (A) the

Proposed Discounted Prepayment Amount together with the aggregate actual amount of all prior Discounted Voluntary Prepayments shall not exceed $750,000,000 and (B) no proceeds of Revolving Loans shall be used to finance any Discounted Voluntary Prepayment. The Discounted Prepayment Option Notice shall further specify with respect to the proposed Discounted Voluntary Prepayment: (A) the Proposed Discounted Prepayment Amount, (B) a discount range selected by the Borrower with respect to such proposed Discounted Voluntary Prepayment equal to a percentage of par of the principal amount of Term Loans (the “Discount Range”), (C) the source of proceeds to be used to make such Discounted Voluntary Prepayment and (D) the date by which Term Lenders are required to indicate their election to participate in such proposed Discounted Voluntary Prepayment which shall be at least two Business Days following the date of the Discounted Prepayment Option Notice (“Acceptance Date”).

(ii) Upon receipt of any Discounted Prepayment Option Notice, the Administrative Agent shall promptly notify each Term Lender thereof. On or prior to the Acceptance Date, each Term Lender may specify by written notice (each, a “Lender Participation Notice”) to the Administrative Agent a discount to par (the “Acceptable Discount”) within the Discount Range for a principal amount (subject to rounding requirements specified by the Administrative Agent) of Term Loans at which such Lender is willing to permit a Discounted Voluntary Prepayment (“Offered Loans”). Based on the Acceptable Discounts and principal amounts of Term Loans specified by the Term Lenders in the applicable Lender Participation Notices, the applicable discount (the “Applicable Discount”) for the Discounted Voluntary Prepayment will be either (A) the Acceptable Discount at which the Borrower can repay the Proposed Discounted Prepayment Amount in full (determined by adding the principal amounts of Offered Loans commencing with the Offered Loans with the highest Acceptable Discount) or (B) in the event that such Proposed Discounted Prepayment Amount cannot be repaid in full at any Acceptable Discount (determined by adding the principal amounts of Offered Loans commencing with the Offered Loans with the highest Acceptable Discount), the Applicable Discount shall be the lowest Acceptable Discount specified by the Term Lenders that is within the Discount Range. The Applicable Discount shall be applicable for all Term Lenders who have offered to participate in the Voluntary Discounted Prepayment and have Qualifying Term Loans (as defined below).

(iii) The Borrower shall make a Discounted Voluntary Prepayment by prepaying those Term Loans (or the respective portions thereof) offered by the Term Lenders that specify an Acceptable Discount that is equal to or higher than the Applicable Discount (“Qualifying Term Loans”) at the Applicable Discount; provided that if the aggregate proceeds required to prepay Qualifying Term Loans (disregarding any interest payable at such time) would exceed the Proposed Discounted Prepayment Amount for such Discounted Voluntary Prepayment, the Borrower shall prepay such Qualifying Term Loans at the Applicable Discount ratably based on the respective principal amounts of such Qualifying Term Loans (subject to rounding requirements specified by the Administrative Agent). Each Discounted Voluntary Prepayment shall be made within five Business Days of the Acceptance Date, without premium or penalty, upon irrevocable notice (each a “Discounted Voluntary Prepayment Notice”), delivered to the Administrative Agent no later than 1:00 P.M. New York City time, three Business Days prior to the date of such Discounted Voluntary Prepayment, which notice shall specify the date and amount of the Discounted Voluntary Prepayment and the Applicable Discount determined by the Administrative Agent; provided that if a LIBO Rate Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.21. Upon receipt of any Discounted Voluntary Prepayment Notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any Discounted Voluntary Prepayment Notice is given, the amount specified in such notice shall be due and payable to the applicable Term Lenders on the date specified therein together with accrued interest (on the par principal amount) to but not including such date on the amount prepaid.

(iv) To the extent not expressly provided for herein, each Discounted Voluntary Prepayment shall be consummated pursuant to procedures (including as to timing, rounding, minimum amounts, Type and Interest Periods and calculation of Applicable Discount in accordance with Section 2.11(b)(ii) above) established by the Administrative Agent and agreed to by the Borrower.

(v) Prior to the delivery of a Discounted Voluntary Prepayment Notice, upon written notice to the Administrative Agent, (A) the Borrower may withdraw its offer to make a Discounted Voluntary Prepayment pursuant to any Discounted Prepayment Option Notice and (B) any Term Lender may withdraw its offer to participate in a Discounted Voluntary Prepayment pursuant to any Lender Participation Notice.

1.7 Section 2.12 (Mandatory Prepayments) of the Credit Agreement is hereby amended by deleting clause (c) thereof in its entirely and inserting in its place the following:

(c) Unless the Required Prepayment Lenders shall otherwise agree, if, for any fiscal year of the Borrower commencing with the fiscal year ending December 31, 2008, there shall be Excess Cash Flow, the Borrower shall, on the relevant Excess Cash Flow Application Date, apply an amount equal to (i) the Excess Cash Flow Percentage of such Excess Cash Flow minus (ii) the aggregate amount of all prepayments of Revolving Loans and Swingline Loans during such fiscal year to the extent accompanied by permanent optional reductions of the Revolving Commitments and all optional prepayments of the Term Loans during such fiscal year (in each case, other than a) any such prepayment constituting a Discounted Voluntary Prepayment, or b) to the extent any such prepayment is funded with the proceeds of new long-term Indebtedness or any Equity Issuance, toward the prepayment of the Term Loans as set forth in Section 2.12(d)). Each such prepayment shall be made on a date (an “Excess Cash Flow Application Date”) no later than ten days after the date on which the financial statements referred to in Section 6.1(a), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Administrative Agent. Notwithstanding the foregoing, all mandatory prepayments pursuant to this Section 2.12(c) shall be limited to the extent that the Borrower reasonably determines that such mandatory prepayments would result in adverse tax consequences related to the repatriation of funds in connection therewith by Foreign Subsidiaries of the Borrower; provided that any amount so excluded from any such mandatory prepayment pursuant to the operation of this sentence shall not increase the Available Amount pursuant to clause (a)(i) of the definition thereof.

1.8 Section 7.1 (Total Senior Secured Leverage Ratio) of the Credit Agreement is hereby amended by replacing each reference to “October 31” therein to “September 30”.

1.9 Section 10.6 (Successors and Assigns; Participations and Assignments) of the Credit Agreement is hereby amended by deleting clause (f) thereof in its entirety and inserting in its place the following:

(f) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (d) above, Section 2.11 or Section 2.12.

SECTION 2. CONDITIONS PRECEDENT

This Amendment shall become effective as of the date (the “First Amendment Effective Date”) on which each of the following conditions precedent shall have been satisfied or duly waived:

2.1 Certain Documents. The Administrative Agent shall have received each of the following, in form and substance satisfactory to the Administrative Agent:

(a) this Amendment, duly executed by each of the Borrower and Holdings, on behalf of itself and each other Loan Party, and the Administrative Agent and the Requisite Lenders;

(b) such additional documentation related to this Amendment as the Administrative Agent may reasonably require.

2.2 Payment of Costs and Expenses. The Administrative Agent and each Lender which shall have delivered (by facsimile or otherwise) an executed signature page to this Amendment to the Administrative Agent on or prior to the end of business on November       , 2008 shall have received payment of (i) all fees, costs and expenses, including, without limitation, all costs and expenses of the Administrative Agent and such Lenders (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent) in connection with this Amendment, the Credit Agreement and each other Loan Document, as required by Section 5.1 hereof and (ii) without duplication and as consideration for the execution of this Amendment, an amendment fee equal to 0.025% of the respective Commitments of such Lenders.

2.3 Representations and Warranties. Each of the representations and warranties contained in Section 3 below shall be true and correct.

SECTION 3. REPRESENTATIONS AND WARRANTIES

Each of Holdings and the Borrower, on behalf of itself and each Loan Party, hereby represents and warrants to the Administrative Agent and each Lender, with respect to all Loan Parties, as follows:

3.1 Incorporation of Representations and Warranties from Credit Agreement. After giving effect to this Amendment, each of the representations and warranties in the Credit Agreement and in the other Loan Documents are true and correct in all material respects (except to the extent that such representation or warranty is qualified as to materiality, in which case it shall be true and correct in all respects) on and as of the date hereof as though made on and as of such date, except to the extent that any such representation or warranty expressly relates to an earlier date;

3.2 Corporate Power and Authority. Each Loan Party has taken all necessary action to authorize the execution, delivery and performance of this Amendment, this Amendment has been duly executed and delivered by each Loan Party, and this Amendment is the legal, valid and binding obligation of each Loan Party, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles; and

3.3 Absence of Default. At the time of and immediately after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

SECTION 4. CONSENT OF LENDERS

4.1 This Amendment shall neither (i) require the Borrower to undertake any Discounted Voluntary Prepayment nor (ii) limit or restrict the Borrower from making voluntary prepayments of the Loans in accordance with the other provisions of the Credit Agreement.

4.2 Each Lender participating in a Discounted Voluntary Prepayment acknowledges that the Borrower may have information regarding the Term Loans or the Loan Parties under the Credit Agreement or their respective securities that may not be known to such Lender and that may be material to a decision by such Lender to participate in such Discounted Voluntary Prepayment. Each Lender further acknowledges that such information may not be available to the Administrative Agent or the other Lenders under the Credit Agreement.

SECTION 5. MISCELLANEOUS

5.1 Costs and Expenses. The Borrower agrees to reimburse the Agents for their costs and expenses in connection with this Amendment (and any other Loan Documents delivered in connection herewith) as provided in Section 2.2 hereof and Section 10.5 of the Credit Agreement.

5.2 Reference to and Effect on the Loan Documents.

(a) As of the Effective Date, each reference in the Credit Agreement and the other Loan Documents to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Credit Agreement (including, without limitation, by means of words like “thereunder”, “thereof” and words of like import), shall mean and be a reference to the Credit Agreement as amended and as waived hereby with respect to the certain requirements outlined above, and this Amendment and the Credit Agreement shall be read together and construed as a single instrument.

(b) Except as expressly amended hereby, all of the terms and provisions of the Credit Agreement and all other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent, any Lender or any Issuer under the Credit Agreement or any Loan Document, or constitute a waiver or amendment of any other provision of the Credit Agreement or any Loan Document (as amended hereby) except as and to the extent expressly set forth herein.

(d) Each of Holdings, the Borrower and (by its acknowledgement hereof as set forth on the signature pages hereto) each other Loan Party, hereby confirms that the guaranties, security interests and liens granted pursuant to the Loan Documents continue to guarantee and secure the Obligations as set forth in the Loan Documents and that such guaranties, security interests and liens remain in full force and effect.

5.3 Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Receipt by the Administrative Agent of a facsimile copy of an executed signature page hereof shall constitute receipt by the Administrative Agents of an executed counterpart of this Amendment.

5.4 Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

5.5 Loan Document and Integration. This Amendment is a Loan Document, and together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

5.6 Headings. Section headings contained in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

5.7 Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers and members thereunto duly authorized, as of the date indicated above.

ALLISON TRANSMISSION HOLDINGS, INC.

By:	/s/ David S. Graziosi
	Name:	David S. Graziosi
	Title:	Chief Financial Officer

ALLISON TRANSMISSION, INC.

By:	/s/ David S. Graziosi
	Name:	David S. Graziosi
	Title:	Chief Financial Officer

[SIGNATURE PAGE TO AMENDMENT NO. 1]

CITICORP NORTH AMERICA, INC., as Administrative Agent and Lender

By:	/s/ Michael Zicar
	Name:	Michael Zicari
	Title:	Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 1]

Exhibit A

Acknowledgement and Consent to Amendment

To:	CITICORP NORTH AMERICA, INC., as Administrative Agent
390 Greenwich Street
New York, New York 10013

RE:	ALLISON TRANSMISSION, INC.

Reference is made to that certain Credit Agreement, dated as of August 7, 2007 (the “Credit Agreement”), among ALLISON TRANSMISSION HOLDINGS, INC. (formerly known as Clutch Holdings, Inc.), a Delaware corporation (“Holdings”), ALLISON TRANSMISSION, INC. (formerly known as Clutch Operating Company, Inc.), a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), CITICORP NORTH AMERICA, INC., as Administrative Agent, LEHMAN BROTHERS COMMERCIAL BANK and MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as Syndication Agents, SUMITOMO MITSUI BANKING CORPORATION, as Documentation Agent and Co-Arranger and CITIGROUP GLOBAL MARKETS INC., LEHMAN BROTHERS INC. and MERRILL LYNCH & CO., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as Joint Lead Arrangers and Joint Bookrunners, is entered into among Holdings, the Borrower, the Administrative Agent and the Lenders party hereto. Capitalized terms used herein but not defined herein are used as defined in the First Lien Credit Agreement.

The Borrower has requested that the Lenders consent to an amendment to the Credit Agreement on the terms described in the Amendment No.1 and Consent (the “Amendment”), the form of which is attached hereto.

Pursuant to Section 10.1 of the Credit Agreement, the undersigned Lender hereby consents to the terms of the Amendment and authorizes the Administrative Agent to execute and deliver the Amendment on its behalf.

Very truly yours,

Name of Lender

By:
Name:
Title:

Dated as of                     , 2008

[LENDER ACKNOWLEDGMENT AND CONSENT TO AMENDMENT TO CREDIT AGREEMENT]